UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2005 (November 14, 2005)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2005, Susquehanna Bancshares, Inc. (“Susquehanna”), Susquehanna Patriot Bank, a wholly-owned subsidiary bank of Susquehanna (“Patriot”), and Minotola National Bank (“Minotola”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Minotola will be merged with and into Patriot (the “Merger”). As a result of the Merger, the separate corporate existence of Minotola will cease and Patriot will continue as the surviving bank in the Merger.

The Merger Agreement provides that Minotola shareholders will have the opportunity to elect to receive in exchange for each individual share of Minotola common stock they own immediately prior to completion of the Merger either 134 shares of Susquehanna common stock or a cash payment of $3,226.44. Holders of more than one share of Minotola common stock may elect a combination of cash and common stock consideration. The Merger Agreement provides that a Minotola shareholder may receive a combination of cash and shares of Susquehanna common stock that is different than what he or she may have elected, however, depending on the elections made by other Minotola shareholders, in order to ensure that 30% of the outstanding shares of Minotola at the effective time of the Merger are exchanged for cash and 70% of such shares are exchanged for stock of Susquehanna.

Minotola, Susquehanna and Patriot have made customary representations, warranties and covenants in the Merger Agreement, including Minotola making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both Minotola and Susquehanna, and further provides that, upon termination of the Merger Agreement under certain circumstances, Minotola may be obligated to pay Susquehanna a termination fee of $7 million.

Consummation of the Merger is subject to a number of customary conditions, including (i) the approval the holders of at least 66 2/3% of the outstanding shares of common stock of Minotola, (ii) the exercise of dissenters’ rights under the National Bank Act by the holders of fewer than 10% of Minotola’s outstanding common stock, (iii) the registration of the offering of the Susquehanna common stock to the Minotola shareholders under the Securities Act of 1933, as amended, and the listing of such stock for trading on the NASDAQ/NMS, and (iv) certain regulatory approvals.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the execution of the Merger Agreement, on November 14, 2005, Susquehanna entered into Shareholder Agreements (the “Shareholder Agreements”) with certain shareholders of Minotola holding approximately 60% of Minotola’s outstanding common stock as of such date, pursuant to which such shareholders agreed to vote to approve and adopt the Merger Agreement and to take certain other actions in furtherance of the consummation of the Merger. A copy of the form of Shareholder Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Shareholder Agreement is qualified in its entirety by reference to the full text of the form Shareholder Agreement.

Susquehanna will file a registration statement on Form S-4 containing a proxy statement addressed to Minotola’s shareholders and a prospectus for the Susquehanna stock to be offered in the Merger with the Securities and Exchange Commission (the “SEC”). A definitive proxy statement will be sent to Minotola’s shareholders seeking their approval of the Merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the Merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Susquehanna at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by Susquehanna with the SEC may also be obtained for free from Susquehanna by directing a written request to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Abram G. Koser, Vice President – Investor Relations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated November 14, 2005, among Susquehanna Bancshares, Inc., Susquehanna Patriot Bank and Minotola National Bank

10.1	Form of Shareholder Agreement between Susquehanna Bancshares, Inc., and certain shareholders of Minotola National Bank

99.1	Press release dated November 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: November 15, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated November 14, 2005, among Susquehanna Bancshares, Inc., Susquehanna Patriot Bank and Minotola National Bank.

10.1	Form of Shareholder Agreement between Susquehanna Bancshares, Inc., and certain shareholders of Minotola National Bank

99.1	Press release dated November 14, 2005.